                              CENTURION FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

          Centurion Funds, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Pursuant to authority contained in the Corporation's Charter,
          -----
Article V (1), 100,000,000 shares of the Corporation's Centurion U.S. Equity Fund Common Stock, 100,000,000 shares of the Corporation's Centurion International Equity Fund Common Stock, and 150,000,000 shares the Corporation's Centurion International Contra Fund Common Stock have been duly reclassified by the Board of Directors of the Corporation as authorized but unissued shares of Common Stock of the Corporation's Centurion U.S. Contra Fund.

          SECOND: Such shares as reclassified shall have the preferences,
          ------
conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as is provided in Article V (4) of the Corporation's Charter.

          THIRD: The reclassification of authorized but unissued shares as set
          -----
forth in these Articles Supplementary does not increase the authorized capital of the Corporation or the aggregate par value thereof.

          IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested by its Assistant Secretary this 26th day of October, 2001. The undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

ATTEST:                                CENTURION FUNDS, INC.


/s/ Michael Kocur                      By: /s/ Gerald P. Dipoto, Jr.     (SEAL)
--------------------------------           -----------------------------
Michael Kocur                                      Gerald P. Dipoto, Jr.
Assistant Secretary                                President

                                       -2-